Exhibit 10.2

Execution Copy

VOTING AGREEMENT

THIS VOTING AGREEMENT, dated as of May 10, 2005 (this “Agreement”), is among The William Carter Company, a Massachusetts corporation (“Bidder”), and each of the other parties signatory hereto (each a “Stockholder” and collectively the “Stockholders”).

WHEREAS, Bidder, Oshkosh B’Gosh, Inc., a Delaware corporation (the “Company”), and a subsidiary to be formed by Bidder (“Merger Sub”) have entered into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”; terms defined in the Merger Agreement and not otherwise defined herein being used herein as therein defined), pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Bidder (the “Merger”) and each issued and outstanding share (other than Dissenters’ Shares) of Company Common Stock will be converted into the right to receive the Merger Consideration.

WHEREAS, as of the date hereof the Stockholders owned of record, and had the right to vote, 1,719,112 shares (and each Stockholder owned the number of such shares set forth beside such Stockholder’s name on the signature page thereto) of Class B Common Stock (such Class B Common Stock, together with any other Class B Common Stock acquired by any Stockholder by purchase or otherwise from the date hereof through the termination of this Agreement, is collectively referred to herein as the Stockholders’ “Subject Shares”).

WHEREAS, as a condition and inducement to Bidder’s willingness to enter into the Merger Agreement, Bidder has requested that the Stockholders agree, and each of the Stockholders has agreed, to enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
VOTING AGREEMENT; GRANT OF PROXY

Section 1.01  Voting Agreement.  (a)  Each Stockholder hereby agrees to vote all Subject Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement and the Merger at any meeting of the stockholders of the Company, and at any adjournment thereof, at which the Merger Agreement and the Merger are submitted for the consideration and vote of the stockholders of the Company.

(b)  Each Stockholder hereby agrees that it shall vote its Subject Shares against the approval of (i) any Alternative Acquisition Proposal, (ii) any extraordinary dividend or distribution by the Company or any of its Subsidiaries, (iii) any change in the capital structure of the Company or any of its Subsidiaries (other than pursuant to the Merger Agreement), and (iv) any change in the composition or membership of the Company’s Board of Directors, other than as permitted by the Merger Agreement.

(c)  Each Stockholder hereby agrees that any agreements among the Stockholders or any of them that could be construed to limit their respective rights to enter into this Agreement, perform hereunder, or restrict the Company’s ability to consummate the Merger are amended to the full extent necessary to assure that entering into this Agreement and performance hereunder are permitted under each such agreement without breach thereof.

Section 1.02  Irrevocable Proxy.  Each Stockholder hereby irrevocably and unconditionally revokes any and all previous proxies granted with respect to its Subject Shares.  By entering into this Agreement, each Stockholder hereby irrevocably and unconditionally grants a proxy appointing a designee of Bidder (“Designee”) as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express, consent or dissent, or otherwise to utilize such voting power on the matters described in Section 1.01 as Designee or its proxy or substitute shall, in Designee’s sole discretion, deem proper with respect to such Stockholder’s Subject Shares.  The proxy granted by such Stockholder pursuant to this Section 1.02 is coupled with an interest and is irrevocable and is granted in consideration of Bidder entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  Each Stockholder shall perform such further acts and execute such further documents as may be required to vest in Designee the sole power to vote such Stockholder’s Subject Shares.  Notwithstanding the foregoing, the proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder, severally and not jointly, represents and warrants to Bidder that:

Section 2.01  Authorization.  (a)  If such Stockholder is not an individual, the execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby are within the corporate or similar powers of Stockholder and have been duly authorized by all necessary corporate or similar action.  This Agreement constitutes a valid and binding Agreement of such Stockholder.

(b)  If such Stockholder is married and the Subject Shares set forth on the signature page hereto opposite such Stockholder’s name constitute community property under applicable laws, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.  If this

Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.02  Non-Contravention.  The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and shall not (i) if such Stockholder is not an individual, violate any organizational documents of such Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Stockholder is entitled under any provision of any agreement or other instrument binding on such Stockholder, (iv) result in the imposition of any lien on any asset of Stockholder or (v) violate any other agreement, arrangement or instrument to which such Stockholder is a party or by which such Stockholder (or any of its assets) is bound.

Section 2.03  Ownership of Subject Shares.  Such Stockholder is the record owner of, and has the right to vote, the Subject Shares, free and clear of any lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Subject Shares) (other than those that would not impede in any manner such Stockholder’s ability to perform this Agreement; provided that, for the avoidance of doubt, any limitation or restriction on such Stockholder’s right to transfer or vote such Stockholder’s Subject Shares shall be deemed to materially impede such Stockholder’s ability to perform this Agreement).  None of the Subject Shares is subject to any voting trust or other agreement, arrangement or instrument with respect to the voting of such Subject Shares.

Section 2.04  Total Subject Shares.  Except for the Subject Shares set forth beside such Stockholder’s name on the signature pages hereto or any beneficial interest in Subject Shares that are set forth beside another Stockholder’s name on the signature pages hereto, such Stockholder does not beneficially own any (i) Subject Shares or (ii) securities of the Company convertible into or exchangeable for Subject Shares.

Section 2.05  Reliance by Bidder.  Such Stockholder understands and acknowledges that Bidder is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

ARTICLE 3
COVENANTS OF STOCKHOLDERS

Each Stockholder hereby covenants and agrees that:

Section 3.01  No Interference; No Transfers.  Except pursuant to the terms of this Agreement, such Stockholder shall not, without the prior written consent of Bidder, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares in a manner inconsistent with the terms of this Agreement, (ii) voluntarily take any action that would or is reasonably likely to (A) make any representation or warranty contained herein untrue or incorrect in any material respect or (B) have the effect in any material respect of preventing such Stockholder from performing its obligations under this Agreement or (iii) voluntarily sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Subject Shares during the term of this Agreement except for transfers to any person or entity who is subject to this Agreement or who becomes bound hereby as a Stockholder by operation of law or by becoming party to and being bound by the terms of this Agreement as a Stockholder incident to such transfer.  For purposes of this Section 3.01, the term “sell” or “sale” or any derivatives thereof shall include (i) a sale, transfer or disposition of record or beneficial ownership, or both and (ii) a short sale with respect to Subject Shares or substantially identical property, entering into or acquiring a futures or forward contract to deliver Subject Shares or substantially identical property or entering into any transaction that has the same effect as any of the foregoing.

Section 3.02  Other Offers.  Such Stockholder shall not, directly or indirectly, (i) take any action to solicit or initiate any Alternative Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its subsidiaries or afford access to the properties, books or records of the Company or any of its subsidiaries to, any person that may be considering making, or has made, an Alternative Acquisition Proposal or has agreed to endorse an Alternative Acquisition Proposal or any request for nonpublic information relating to the Company or any of its subsidiaries or for access to the properties, books or records of the Company or any of its subsidiaries by any person that may be considering making, or has made, an Alternative Acquisition Proposal and shall advise Bidder of the status and material details of any such Alternative Acquisition Proposal or request.

Section 3.03  Appraisal Rights.  Such Stockholder shall not exercise any rights (including under Section 262 of the DGCL) to demand appraisal of any Subject Shares or any other shares of Company Capital Stock which may arise with respect to the Merger.

Section 3.04  Sale of Shares.  In the event that the Bidder shall be entitled to a Termination Fee pursuant to Section 9.02(b) or Section 9.02(c) of the Merger Agreement, and if within 18 months following the date hereof any Stockholder receives proceeds whereby such Stockholder realizes a Profit (as defined below), then upon the receipt of such Profit such Stockholder shall pay to the Bidder an amount equal to 50% of such Profit.  For the purposes of this Section 3.04, the term “Profit” shall mean the excess, if any, of (a) the aggregate consideration received by the Stockholder or any donee thereof in respect of the disposition (including through a merger) of the Subject Shares over (b) the number of such Subject Shares multiplied by the Per Share Amount.

Section 3.05  Termination Fee.  In the event that (a) the condition to closing in Section 8.01(a) of the Merger Agreement is not satisfied and Bidder is not in default under its obligations under the last sentence of Section 7.01 of the Merger Agreement, (b) one or more of the Stockholders has failed to vote his, her or its Subject Shares in favor of the Merger if Bidder has requested him, her or it to do so and (c) the Merger Agreement is terminated by Bidder or by the Company pursuant to Section 9.01(b)(iii) of the Merger Agreement, then each Stockholder shall pay to Bidder an amount equal to such Stockholder’s pro rata share of $12,175,800 (the “Termination Fee”), which shall be payable upon such termination by wire transfer in immediately available funds to Bidder or such other Person as Bidder may designate in writing to the Stockholders.  If any Stockholder fails to promptly make any payment required under this Section 3.05 and Bidder commences a suit to collect such payment, such Stockholder shall indemnify Bidder for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime lending rate prevailing at such time, as published in the Wall Street Journal, from the date such amounts were required to be paid until the date paid to Bidder.  For purposes of this Section 3.05, each Stockholder’s “pro rata share” shall be a fraction determined by dividing (a) the number of Subject Shares set forth next to such Stockholder’s name on the signature pages hereto by (b) the sum of the numbers of Subject Shares set forth on the signature pages hereto next to each Stockholder that signs this Agreement.  The payment of the Termination Fee shall be the exclusive remedy for Bidder for a breach of this Agreement by the Stockholders.  If the Termination Fee is paid pursuant to this Section 3.05, any Stockholders who breached their obligations under Article 1 shall indemnify any Stockholders who did not breach their obligations under Article 1 with respect to the portion of the Termination Fee paid by such nonbreaching Stockholders.

ARTICLE 4
MISCELLANEOUS

Section 4.01  Amendments; Termination.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.  This Agreement shall terminate on the earliest of (i) the Effective Time, (ii) the date of termination of the Merger Agreement in accordance with its terms and (iii) the effective date of any amendment to or waiver of a material term or condition of the Merger Agreement in a manner adverse to the Stockholders without the prior written consent of Stockholders holding a majority of the Subject Shares.  In the event of termination of this Agreement as provided in this Section 4.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party to this Agreement, other than Section 3.04, Section 3.05 and this Article 4, except that, other than as provided in Section 3.05, nothing herein will relieve any party from liability for any willful breach engaged in prior to such termination of any representation, warranty or covenant set forth in this Agreement.

Section 4.02  Costs and Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 4.03  Successors and Assigns.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, except that Bidder may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct or indirect wholly owned subsidiary of Bidder, but no such assignment shall relieve Bidder of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 4.04  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 4.05  Counterparts; Effectiveness.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

Section 4.06  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 4.07  Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”  to the extent such words do not already follow any such term.  The word “or” shall not be exclusive.  The phrases “herein,” “hereof,” “hereunder” and words of similar import shall be deemed to refer to this Agreement as a whole and not to any particular provision of this Agreement.  Other than Section 1.01(c) and Section 3.05, this Agreement is an agreement between each of the Stockholders, on the one hand, and Bidder, on the other hand, and is not an agreement among the Stockholders.

Section 4.08  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court identified in Section 4.10, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 4.09  Entire Agreement; No Third-Party Beneficiaries.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies.

Section 4.10  Submission to Jurisdiction.  Each party to this Agreement hereby (a) agrees that any litigation, proceeding or other legal action brought in connection with or relating to this Agreement or any matters contemplated hereby shall be brought exclusively in a court of competent jurisdiction located within Wilmington, Delaware, whether a state or federal court, and shall not be brought in any court or forum outside Wilmington, Delaware, (b) consents and submits to personal jurisdiction in connection with any such litigation, proceeding or action in any such court described in clause (a) of this Section 4.10 and to service of process upon it in accordance with the rules and statutes governing service of process, (c) waives to the full extent permitted by law any objection that it may now or hereafter have to the venue of any such litigation, proceeding or action in any such court or that any such litigation, proceeding or action was brought in an inconvenient forum, (d) designates, appoints and directs CT Corporation System as its authorized agent to receive on its behalf service of any and all process and documents in such litigation, proceeding or action in the State of Delaware, (e) agrees to notify the other parties to this Agreement immediately if such agent shall refuse to act, or be prevented from acting, as agent and, in such event, promptly designate another agent in the State of Delaware to serve in place of such agent and deliver to the other parties written evidence of such substitute agent’s acceptance of such designation,  (f) agrees that any service made as provided herein shall be effective and binding service in every respect and (g) agrees that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by applicable law.

Section 4.11  Acknowledgment.  Bidder acknowledges that each Stockholder signs solely in its capacity as the record and/or beneficial (as applicable) owner of the Subject Shares and nothing herein shall limit or affect any actions taken by such Stockholder, or require such Stockholder to take any action, in his or her capacity as an officer or director of the Company including to disclose information acquired solely in his or her capacity as an officer or director.  Each Stockholder who is also a director or officer of the Company may in those capacities take, or cause the Company to take, any action permitted under the Merger Agreement (including Section 6.02 thereof), notwithstanding any limit on that Stockholder contained in this Agreement.

(Intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed as of the date and year first above written.

THE WILLIAM CARTER COMPANY

By:	/s/ MICHAEL D. CASEY
Michael D. Casey
Executive Vice President and
Chief Financial Officer

STOCKHOLDERS SIGNATURE PAGE

TO THE VOTING AGREEMENT

Shares of Class B Common Stock

/s/ JOYCE W. HYDE AND CHARLES F. HYDE	224,578
Joyce W. Hyde and Charles F. Hyde, as Wisconsin marital property

/s/ DOUGLAS W. HYDE	285,324
Douglas W. Hyde

/s/ CHRISTINA G. HYDE	3,120
Christina G. Hyde

/s/ DOUGLAS W. HYDE	13,530
Douglas W. Hyde, Trustee of the Andrew W. Hyde Irrevocable Trust of 2004 u/a/d 10/17/04

/s/ DOUGLAS W. HYDE	2,960
Douglas W. Hyde, Custodian for Sarah E. Hyde

/s/ DOUGLAS W. HYDE	3,280
Douglas W. Hyde, Trustee of Charles F. Hyde, Jr. and Joyce W. Hyde 1988 Trust f/b/o Sarah E. Hyde u/a/d 12/8/88

/s/ THOMAS R. HYDE	193,812
Thomas R. Hyde

/s/ THOMAS R. HYDE	3,280
Thomas R. Hyde, Trustee of the Charles F. Hyde, Jr. and Joyce W. Hyde 1982 Trust f/b/o Emily K. Hyde u/a/d 12/27/82

Shares of Class B Common Stock

/s/ THOMAS R. HYDE	3,280
Thomas R. Hyde, Trustee of the Charles F. Hyde, Jr. and Joyce W. Hyde 1984 Trust f/b/o Andrew M. Hyde u/a/d 11/30/84

/s/ MARGARET H. WACHTEL	213,396
Margaret H. Wachtel

/s/ THOMAS R. WYMAN AND SHIRLEY F. WYMAN	114,360
Thomas R. Wyman and Shirley F. Wyman, as Wisconsin marital property

/s/ WILLIAM F. WYMAN	443,452
William F. Wyman

/s/ ELIZABETH WHEALON WYMAN	0
Elizabeth Whealon Wyman

/s/ WILLIAM F. WYMAN	24,752
William F. Wyman, Trustee of the Thomas R. and Shirley F. Wyman Trust f/b/o William W. Wyman u/a/d 12/14/89

/s/ WILLIAM F. WYMAN	23,440
William F. Wyman, Trustee of the Thomas R. and Shirley F. Wyman Trust f/b/o Maxwell P. Wyman u/a/d 11/29/90

Shares of Class B Common Stock

/s/ WILLIAM F. WYMAN	17,340
William F. Wyman, Trustee of the Thomas R. and Shirley F. Wyman Trust f/b/o Katherine Elizabeth Wyman u/a/d 12/11/92

/s/ WILLIAM F. WYMAN	48,696
William F. Wyman, Trustee of the William W. Wyman 2000 Trust u/a/d 8/7/00

/s/ WILLIAM F. WYMAN	48,696
William F. Wyman, Trustee of the Maxwell P. Wyman 2000 Trust u/a/d 8/7/00

/s/ WILLIAM F. WYMAN	48,696
William F. Wyman, Trustee of the Katherine E. Wyman 2000 Trust u/a/d 8/7/00

/s/ WILLIAM F. WYMAN	1,040
William F. Wyman, Trustee of the William W. Wyman 2004 Trust u/a/d 10/19/04

/s/ WILLIAM F. WYMAN	1,040
William F. Wyman, Trustee of the Maxwell P. Wyman 2004 Trust u/a/d 10/19/04

Shares of Class B Common Stock

/s/ WILLIAM F. WYMAN	1040
William F. Wyman, Trustee of the Katherine E. Wyman 2004 Trust u/a/d 10/19/04